Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-213571, 333-207861, 333-196380, 333-184088, 333-178332, 333-171021, 333-153680, 333-137904, 333-135273, 333-121507, 333-112557, 333-71912, 333-59306, 333-55968, 333-45980, 333-45042, 333-37884, 333-96163 and 333-88159) of Red Hat, Inc. of our report dated April 24, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
April 24, 2019